EXHIBIT 15







                   LETTER RE: UNAUDITED FINANCIAL INFORMATION

                             ACKNOWLEDGMENT LETTER

                                August 10, 1994





The Board of Directors
Witco Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-3, No. 33-45865) and the Post-effective Amendment No. 2 to the Registration Statement (Form S-3, No. 33-58066), each pertaining to the issuance of debentures, the Post-effective Amendment No. 1 to the Registration Statement (Form S-3, No. 33-58120) pertaining to the issuance of common stock, the Post-effective Amendment No. 2 to the Registration Statement (Form S-8, No. 33-10715), Post-effective Amendment No. 1 to the Registration Statements (Form S-8, Nos. 33-30995 and 33-45194), each pertaining to stock option plans of Witco Corporation and the Registration Statement (Form S-8, No. 33-48806), pertaining to an employee benefit plan of Witco Corporation, of our report dated August 10, 1994 relating to the unaudited condensed consolidated interim financial statements of Witco Corporation and Subsidiary Companies which are included in its Form 10-Q for the quarter ended June 30, 1994.

Pursuant to Rule 436(c) of the Securities Act of 1993, our report is not part of the registration statements prepared or certified by accountants within the meaning of Sections 7 or 11 of the Securities Act of 1933.



                                                           ERNST & YOUNG LLP



Stamford, Connecticut